UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 10, 2012 (April 10, 2012)

MONAR INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-54166
(Commission File No.)

1103 United Success Commercial Centre
508 Jaffe Road
Causeway Bay, Hong Kong
(Address of principal executive offices and Zip Code)

852-9738-1945
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 10, 2012, we entered into an agreement with Pan Pacific Group International Inc. (“PPGI”) whereby PPGI will be paid a fee of 10% fee for negotiating logging contracts in the Republic of Suriname over a four year period.  Further, PPGI will be paid US$5.00 per cubic meter for Asia and European export logs; a US$20,000 set up fee upon signing a formal agreement with us; 10% net profits on domestic log and lumber sales; and 500,000 restricted shares of our common stock.  The agreement also provides that the parties intend to enter a more formal agreement and that Nevada law is applicable to the April 10, 2012 agreement.  Accordingly, the April 10, 2012, agreement may not be enforceable under Nevada law since it evidences an agreement to agree on material items in the future.

ITEM 7.01	REGULATION FD DISCLOSURE.

On April 10, 2012, we announced that we have entered into a Letter Agreement with Pan Pacific Group International Inc., (“PPGI”) to access South American Tropical Hardwoods producers.

ITEM 9.01       EXHIBITS.

Exhibit	Document Description

10.1	Agreement Letter with Pan Pacific Group International Inc.
99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 10th day of April, 2012.

MONAR INTERNATIONAL INC.

BY:	ROBERT CLARKE
Robert Clarke
President and Principal Executive Officer